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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Danaher Corporation & Subsidiaries Retirement and Savings Plan and the Danaher Corporation & Subsidiaries Savings Plan of our report dated January 29, 2003, with respect to the consolidated financial statements of Danaher Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
July 30, 2003

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  Exhibit 23.1
Consent of Independent Auditors